SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2002

COMDIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9023	94-2443673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Cattlemen Road Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 922-3800

Item 5.    Other Events and Regulation FD Disclosure.

As previously announced, Comdial Corporation (the “Company” or “Comdial”) completed an initial closing of its private placement of 7% senior subordinated secured convertible promissory note (the “Bridge Notes”) in the aggregate principal amount of $2,250,000.00 to ComVest Venture Partners, L.P. (“ComVest”) and the Company’s Chief Executive Officer, Nickolas A. Branica on June 21, 2002 (the “Bridge Financing”). Pursuant to the terms of the Bridge Financing the Company is able to raise up to $4,000,000.00 through the sale of Bridge Notes.

On July 12, 2002, the Company closed on an additional sale of $750,000.00 of Bridge Notes to ComVest, bringing the total raised to date in the Bridge Financing to $3,000,000.00. Proceeds from the additional closing of the Bridge Financing will be used for working capital and product development and delivery.

Under the terms of the Bridge Financing, ComVest and Mr. Branica, as purchasers, have the right to convert $333,250.00 and $66,650.00 of the Bridge Notes, respectively (each representing 13.33% of the principal amount of their respective Bridge Notes and for ComVest including the additional $750,000.00 Bridge Notes purchased and referenced above), into shares of Common Stock at a conversion price of $0.01 per share.

On July 17, 2002, ComVest and Mr. Branica exercised the right to convert $146,555.08 and $29,311.02 of principal balance of the Bridge Notes, into 14,655,508 and 2,931,102 shares of Company common stock, respectively, and such shares were issued by the Company.

As previously disclosed, each of ComVest and Mr. Branica are limited in the amount of shares that they may acquire upon conversion of the Bridge Notes by the Company’s current level of authorized common stock set forth in its Restated Certificate of Incorporation. The Company is obligated under the terms of the Bridge Financing to seek shareholder approval to increase its authorized shares of common stock. The Company is currently in the process of seeking such shareholder approval (“Shareholder Approval”).

In addition, as previously disclosed, the Company entered into an advisory agreement with Commonwealth Associates, L.P. (“Commonwealth”), an affiliate of ComVest. As a result of the additional purchase of Bridge Notes by ComVest referenced above, and pursuant to the terms of the advisory agreement, the Company issued additional warrants to Commonwealth to acquire 544,807 shares of Common Stock at an exercise price of $0.01 per share (“Advisory Warrants”). The majority of the Advisory Warrants were subsequently distributed by Commonwealth to certain of its employees and affiliates (including two members of the Company’s board of directors and a third director-designee). The exercise of the Advisory Warrants is conditioned on the Shareholder Approval.

As a result of the conversion of the Bridge Notes by ComVest and Mr. Branica, the Company currently has 27,173,596 shares of Common Stock outstanding. The 14,655,508 shares owned by ComVest as a result of the conversion represent approximately 53.9% of the outstanding Common Stock of the Company.

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Forward-Looking Statements

This Form 8-K contains statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation’s ability to obtain additional funding for its business, its ability to maintain its listing with Nasdaq, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to meets its obligations to its suppliers and its lenders, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcomes of pending disputes or litigation and the various other factors set forth from time to time in Comdial’s filings with the SEC, including but not limited to Comdial’s most recent Form 10-K and 10-Q. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMDIAL CORPORATION

By:	/s/ PAUL K. SUIJK
Paul K. Suijk Senior Vice President and Chief Financial Officer

Dated:    July 24, 2002

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